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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 18, 2002


                             BASE TEN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




         New Jersey                     0-7100                  22-1804206
(State or other jurisdiction          (Commission            (I.R.S. employer
      of incorporation)              File Number)           identification no.)






             535 E.  County Line, Suite 16
                 Lakewood, New Jersey                               08701
       (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (732) 370-6895



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Item 5.  Other Events

         On June 18, 2002, Base Ten Systems, Inc. (the "Company") entered into an amendment to its previously announced Agreement and Plan of Merger with ConvergenceHealth.com, Inc. ("Convergence"). Convergence is a privately held Nevada corporation that has developed interactive web-based resources designed to assist people make healthy lifestyle decisions informed by exposure to alternative and preventative as well as traditional healthcare options.

         The amendment extends the outside date for completion of the merger to August 31, 2002 and provides for an additional $40,000 investment by the Company in Series A-3 preferred stock of Convergence to add necessary working capital pending the closing. The additional investment increases the Company's total preferred stock investment in Convergence to $290,000.

Item 7.  Financial Statements and Exhibits

         (a)  None

         (b)  None

         (c)  Exhibits.

        Exhibit
         Number   Exhibit
        -------   -------

         10.1 Amendment No. 1 dated as of June 18, 2002 to Amended and Restated Agreement and Plan of Merger dated as of January 18, 2002 among the Company, Convergence and Newco B10, Inc.

         10.2 Stock Purchase Agreement dated as of June 18, 2002 between the Company and Convergence.




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              BASE TEN SYSTEMS, INC.



Date: June 20, 2002                           By:     /s/ Kenneth W. Riley
                                                   ----------------------------
                                                        Kenneth W.  Riley
                                                     Chief Financial Officer
                                                    (Duly Authorized Officer)

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